EXPLANATORY NOTE

This Amendment No. 2 to the Offering Statement on Form 1-A filed by Century Next Financial Corporation on July 19, 2018, as amended on August 29, 2018 (the "Offering Statement"), is being filed solely to amend Item 5 of Part I of the Offering Statement to include additional jurisdictions in which securities are to be offered. No changes have been made to Part II of the Offering Statement. Accordingly, Part II has been omitted.

Part III – Exhibits

Item 16.          Index to Exhibits

No.	Description	Location
2.1	Articles of Incorporation of Century Next Financial Corporation.	(1)
2.2	Bylaws of Century Next Financial Corporation	(1)
3.0	Form of Stock Certificate of Century Next Financial Corporation	(1)
6.1	Bank of Ruston Officers' Deferred Compensation Plan	(1)
6.3	Bank of Ruston Directors' Indexed Deferred Compensation Plan	(1)
6.4	Bank of Ruston Directors' Deferral Income Plan	(1)
6.5	Century Next Financial Corporation 2011 Stock Option Plan	(2)
6.6	Century Next Financial Corporation 2011 Recognition and Retention Plan and Trust Agreement	(2)
7.0	Agreement and Plan of Merger dated as of May 16, 2018, by and between Century Next Financial Corporation and Ashley Bancstock
	Company. (Included as Annex A to the joint proxy statement/offering circular in Part II of this Form 1-A.)	*
10.0	Power or Attorney (Included on Signature Page of the Form 1-A previously filed on July 19, 2018)	*
11.1	Consent of Silver, Freedman, Taff & Tiernan LLP (Included in Exhibit 12.0)	*
11.2	Consent of Heard McElroy & Vestal, LLC	*
11.3	Consent of Erwin & Company	*
11.4	Consent of Sandler O'Neill & Partnrs, L.P.	*
11.5	Consent of Southard Financial, LLC	*
12.0	Opinion of Silver, Freedman, Taff & Tiernan LLP re: legality	*
15.1	Consents of Herbert R. Hutchison, C. Maxwell Pope and Michael F. Webb to be named as prospective directors of Century Next Financial Corporation	*
15.2	Form of proxy card of Century Next Financial Corporation	*
15.3	Form of proxy card of Ashley Bancstock Company	*
_____________________
*      Previously filed.
(1)	Incorporated by reference from the exhibits included in Century Next Financial Corporation's registration statement on Form S-1, filed June 17, 2010, as amended (SEC File No. 333-167589).
(2)	Incorporated by reference from Century Next Financial Corporation's Definitive Schedule 14A filed with the SEC on April 12, 2011 (SEC File No. 000-54133).

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ruston, State of Louisiana, on August 31, 2018.

CENTURY NEXT FINANCIAL CORPORATION

By:         /s/William D. Hogan
William D. Hogan
President and Chief Executive Officer

                This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/Dr. Daniel D. Reneau*	Chairman of the Board	August 31, 2018
Dr. Daniel D. Reneau /s/William D. Hogan	President and Chief Executive Officer (principal executive officer)	August 31, 2018
William D. Hogan /s/Mark A. Taylor	Senior Vice President and Chief Financial Officer (principal	August 31, 2018
Mark A. Taylor, CPA /s/J. Brandon Ewing*	financial and accounting officer) Director	August 31, 2018
J. Brandon Ewing /s/Michael S. Coyle, Esq.	Director	August 31, 2018
Michael S. Coyle, Esq. /s/Scott R. Thompson	Director	August 31, 2018
Scott R. Thompson /s/Dan E. O'Neal, III	Director	August 31, 2018
Dan E. O'Neal, III /s/Neal Walpole	Director	August 31, 2018
Neal Walpole /s/Bartlett H. Dugdale	Director	August 31, 2018
Bartlett H. Dugdale /s/Jeffrey P. McGehee	Director	August 31, 2018
Jeffrey P. McGehee

*  By William D. Hogan, Attorney-in-fact.